UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2022
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Squarespace, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-40393 (Commission File Number)	20-0375811 (IRS Employer Identification No.)

225 Varick Street,12th Floor New York,New York (Address of Principal Executive Offices)	10014 (Zip Code)
(646) 580-3456
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SQSP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (P30.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 12, 2022, Squarespace, Inc. (the “Company”) announced that Nathan Gooden will become the Company’s Chief Financial Officer and Treasurer, effective October 18, 2022 (the “Start Date”).
Mr. Gooden, age 47, served as Chief Financial Officer of Amazon Alexa from January 2017 to October 2022, becoming Vice President in March 2022. Previously, Mr. Gooden was Chief Financial Officer of Spacepointe Limited, a global payments technology company, from January 2016 to December 2016. Prior to Spacepointe Limited, Mr. Gooden was a founding member of Solavei LLC, a social commerce company, where he served as Chief Financial Officer from June 2014 to February 2016. Mr. Gooden graduated from Oral Roberts University with a Bachelor of Science in Accounting.
On October 7, 2022, the Company entered into an employment agreement with Mr. Gooden. Pursuant to the employment agreement, Mr. Gooden will receive an annual base salary of $750,000 and a sign-on bonus of $500,000, which will be processed in two separate payments. The first payment of $300,000 will be paid within the Company’s first two regular payroll periods after the Start Date and the second payment of $200,000 will be paid in the payroll period ending January 31, 2023. The sign-on bonus is subject to repayment to the Company if Mr. Gooden voluntarily terminates employment with the Company or is terminated by the Company for “cause” within two years following the Start Date.
On the Start Date, Mr. Gooden will receive a grant of restricted stock units convertible into shares of the Company’s Class A common stock valued at $9,300,000, under the Squarespace, Inc. 2021 Equity Incentive Plan (the “Initial Grant”). The Initial Grant will vest over four years with 35% vesting on the first quarterly vesting date following the first anniversary of the Start Date, 7.5% vesting quarterly for each of the next four succeeding quarters, 5% vesting quarterly for each of the following four succeeding quarters and then 3.75% vesting for each of the final four quarters.
The Company has agreed to reimburse certain actual, documented relocation expenses up to $140,000.
The employment agreement provides that if Mr. Gooden’s employment with the Company is terminated without “cause” or he resigns for “good reason” (as defined in the Company’s form of executive employment agreement filed as Exhibit 10.14 to the Company’s most recent Form 10-K), he will receive the following severance benefits: (a) continued payment of 12 months of base salary following the date of termination and (b) payment of COBRA premiums to continue coverage for up to 12 months following termination.
The Company expects to enter into the Company’s standard form of indemnification agreement with Mr. Gooden in connection with his appointment as Chief Financial Officer and Treasurer.
There are no arrangements or understandings between Mr. Gooden and any other persons pursuant to which he was appointed Chief Financial Officer and Treasurer of the Company. There are no family relationships between Mr. Gooden and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The press release announcing Mr. Gooden’s appointment as Chief Financial Officer and Treasurer is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by the Company dated October 12, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARESPACE, INC.

Dated: October 12, 2022	By:	/s/ Courtenay O’Connor
Courtenay O’Connor
General Counsel and Secretary
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